EXHIBIT 5

                  TRANSACTIONS IN SHARES EFFECTED BY REPORTING
                           PERSONS DURING PAST 60 DAYS

------------------------------ ------------------------ ---------------------- -------------------------- -------------------------
Nature of Transaction*          Date of Transaction           (Trade Date)           Number of Shares           Price per Share**
------------------------------ ------------------------ ---------------------- -------------------------- -------------------------
Purchase of Shares by TSP                                     12/26/00                  15,000                        1.713
------------------------------ ------------------------ ---------------------- -------------------------- -------------------------
Purchase of Shares by TSP                                      1/10/01                  20,000                        2.358
------------------------------ ------------------------ ---------------------- -------------------------- -------------------------
Purchase of Shares by Global                                   1/03/01                  25,000                        2.157
------------------------------ ------------------------ ---------------------- -------------------------- -------------------------
Purchase of Shares by Global                                   1/04/01                  37,500                        2.300
------------------------------ ------------------------ ---------------------- -------------------------- -------------------------
Purchase of Shares by Global                                   2/01/01                  41,400                        2.372
------------------------------ ------------------------ ---------------------- -------------------------- -------------------------
Purchase of Shares by Global                                   2/02/01                   1,000                        2.373
------------------------------ ------------------------ ---------------------- -------------------------- -------------------------
Purchase of Shares by Global                                   2/05/01                   1,600                        2.373
------------------------------ ------------------------ ---------------------- -------------------------- -------------------------
Purchase of Shares by Global                                   2/06/01                  51,000                        2.373
------------------------------ ------------------------ ---------------------- -------------------------- -------------------------
Purchase of Shares by Global                                   2/07/01                   8,000                        2.310
------------------------------ ------------------------ ---------------------- -------------------------- -------------------------
Purchase of Shares by Global                                   2/09/01                  47,200                        2.304
------------------------------ ------------------------ ---------------------- -------------------------- -------------------------
Purchase of Shares by Global                                   2/12/01                   2,300                        2.279
------------------------------ ------------------------ ---------------------- -------------------------- -------------------------
Sale of Shares by Global                                       2/12/01                  20,000                        2.055
------------------------------ ------------------------ ---------------------- -------------------------- -------------------------
Purchase of Shares by Global                                   2/13/01                  31,400                        2.310
------------------------------ ------------------------ ---------------------- -------------------------- -------------------------
Purchase of Shares by Global                                   2/14/01                    800                         2.310
------------------------------ ------------------------ ---------------------- -------------------------- -------------------------
Purchase of Shares by Global                                   2/15/01                    100                         2.310
------------------------------ ------------------------ ---------------------- -------------------------- -------------------------
Purchase of Shares by Global                                   2/16/01                  44,000                        2.304
------------------------------ ------------------------ ---------------------- -------------------------- -------------------------


-----------------------------
* Except as otherwise indicated, all transactions were effected by ordinary broker's transactions in the over-the-counter market.

**       In case of purchases, includes broker's commissions.


                                     E-5-1